UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 26, 2019

CITIZENS COMMUNITY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland
(State or other jurisdiction of incorporation)

001-33003	20-5120010
(Commission File Number)	(I.R.S. Employer Identification No.)

2174 EastRidge Center, Eau Claire, Wisconsin	54701
(Address of Principal Executive Offices)	(Zip Code)

715-836-9994
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	CZWI	NASDAQ Global Market SM

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter.)
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
On June 26, 2019, Citizens Community Bancorp, Inc. a Maryland corporation (the “Company”) entered into a Business Note (as amended by the General Rider attached thereto, the “Note”) in favor of Chippewa Valley Bank (“CVB”) in an initial principal amount of $29,856,388.88. The Note includes the refinancing of $10,073,888.88 in existing debt, and matures on June 26, 2031. The Note bears interest at a variable rate based on the U.S. Prime Rate as published in the Wall Street Journal, and is payable in accordance with its terms.

The net proceeds from the Note were used to acquire F. & M. Bancorp. of Tomah, Inc. on July 1, 2019, as discussed below.

In addition, the Company and CVB also entered into a Business Credit Agreement (as amended by the General Rider attached thereto, the “Line of Credit”) providing for loans upon request, up to an aggregate principal amount of $5,000,000.00. The Line of Credit will be effective on August 1, 2019, at which time it replaces the Company’s existing revolving loan arrangement, and it matures on August 1, 2020.

The Company’s obligations under the Note and the Line of Credit are secured by the existing pledge of all of the issued and outstanding shares of common stock of Citizens Community Federal N.A., a wholly-owned subsidiary of the Company (“CCF”) (the “Collateral”) pursuant to the Collateral Pledge Agreement by the Company in favor of CVB dated as of June 26, 2018 (as amended by the General Rider attached thereto, the “Pledge Agreement”). The Note, the Pledge Agreement and the Line of Credit contain certain customary affirmative and negative covenants. The Pledge Agreement also provides restrictions on the Company’s ability to sell, transfer, pledge or otherwise dispose of, or otherwise encumber any of the Company’s stock of CCF.

The Note includes customary events of default, including, without limitation, payment defaults, breaches of representations and warranties, covenant defaults and bankruptcy or insolvency proceedings, the occurrence of which, after any applicable cure period, would permit CVB, among other things, to accelerate payment of all amounts outstanding under the Note and to exercise its remedies with respect to the Collateral, including, without limitation, the sale of the Collateral.

The foregoing summary of the Note and the Line of Credit do not purport to be complete and each is subject to, and qualified in its entirety by, the full text of the Note and the Line of Credit which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.01    Completion of Acquisition or Disposition of Assets.
On July 1, 2019, the Company completed its previously announced acquisition of F. & M. Bancorp. of Tomah, Inc., a Wisconsin corporation (“F&M”), pursuant to the Agreement and Plan of Merger, dated January 21, 2019 (the “Merger Agreement”), among F&M, the Company, and F&M Merger Sub, Inc., a Minnesota corporation and wholly owned subsidiary of the Company (“Merger Sub”). At the effective time (the “Effective Time”) of the merger (the “Merger”) of Merger Sub and F&M, Merger Sub merged with and into F&M, with F&M surviving the Merger as the surviving corporation and as a wholly owned subsidiary of the Company. Immediately following the Merger, F&M merged with and into the Company, with the Company being the surviving corporation, and the separate corporate existence of F&M ceased.

Pursuant to the Merger Agreement, at the Effective Time, each issued and outstanding share of F&M common stock, $0.25 par value (“F&M Common Stock”) (other than F&M Common Stock held by dissenting shareholders or shares of F&M Common Stock held by F&M as treasury stock or owned by the Company) was converted into the right to receive, without interest (i) $94.92 in cash, (ii) 1.3350 shares of Citizens common stock, and (iii) cash in lieu of fractional shares. The value of the aggregate Merger consideration paid to F&M shareholders was approximately $24 million.

In connection with the Merger, the Company has caused Farmers & Merchants Bank, a bank chartered under the laws of Wisconsin, to merge with and into Citizens Community Federal, National Association, a federally chartered bank and wholly owned subsidiary of the Company (“CCF Bank”), with CCF Bank surviving the bank merger.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by the full text of the Merger Agreement, which was filed as Exhibit 2.1 to Citizens’ Current Report on Form 8-K filed on January 22, 2019 and is incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in response to Item 1.01 in this Current Report on Form 8-K is incorporated herein by reference in its entirety.

Item 8.01     Other Events.

On July 1, 2019, the Company issued a press release announcing the closing of the Merger, which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits
2.1    Agreement and Plan of Merger dated January 21, 2019, among F. & M. Bancorp. of Tomah, Inc., Citizens Community Bancorp, Inc., and F&M Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on January 22, 2019 (File No. 001-33003)).

10.1    Business Note, dated June 26, 2019, issued by Citizens Community Bancorp, Inc. to Chippewa Valley Bank.

10.2    Business Credit Agreement, dated August 1, 2019, by and between Citizens Community Bancorp, Inc. and Chippewa Valley Bank.

99.1    Press Release of Citizens Community Bancorp, Inc. dated July 1, 2019 announcing the closing of the Merger.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS COMMUNITY BANCORP, INC.

Date: July 1, 2019	By:	/s/ James S. Broucek
James S. Broucek
Chief Financial Officer